Exhibit 99.1

FOR IMMEDIATE RELEASE

Comscore Reports Fourth Quarter and Full Year 2019 Results
Q4 Syndicated digital revenue stabilized on a sequential basis
Q4 Local TV revenue up 35% year-over-year
Comscore announces measurement agreement with Comcast
RESTON, Va., February 27, 2020 - Comscore, Inc. (Nasdaq: SCOR), a trusted partner for planning, transacting, and evaluating media across platforms, today reported financial results for the quarter and full year ended December 31, 2019.
Fourth Quarter 2019 Financial Highlights

•	Revenue for the fourth quarter was $95.2 million compared to $109.3 million in the prior-year quarter

•	GAAP net loss of $21.4 million, or $(0.31) per share, compared to a net loss of $27.2 million, or $(0.46) per share in the year-ago quarter

•	Adjusted EBITDA for the fourth quarter was $5.5 million compared to $6.3 million in the prior-year quarter
Full-Year 2019 Financial Highlights

•	Revenue for 2019 was $388.6 million compared to $419.5 million in 2018

•	GAAP net loss of $339.0 million, or $(5.33) per share, which includes impairment charges of $241.6 million, compared to $159.3 million, or $(2.76) per share in 2018

•	Adjusted EBITDA of $6.2 million compared to $16.4 million in 2018

•	Cash, cash equivalents and restricted cash of $66.8 million compared to $50.2 million as of December 31, 2018
Recent Key Renewals, Partnerships and New Business Developments

•	Syndicated digital - Buzzfeed, iHeartMedia, Publishers Clearing House, Revolt Media and ViacomCBS

•	National TV - The Cowboy Channel and TargetSmart

•	Local TV - CBS Television, KRGV, Gray Television and Quincy Media

•	Movies - Paramount Pictures and Cinemex
"Our fourth-quarter results demonstrate that our turnaround plan is working. We are encouraged by our operating performance, particularly in syndicated digital which showed improvement in the quarter, and local TV," said Bill Livek, CEO and Executive Vice Chairman of Comscore. "We will continue our focus on managing expenses while we shift our efforts towards revenue growth. Energy and enthusiasm from our customers accelerated in the last three months, and we are executing on our plan to deliver products that help our customers achieve better business outcomes."
"Today, we also are announcing a measurement agreement with Comcast that will greatly improve our direct measurement of television households across the U.S. It is a major step in our ongoing journey toward more precise measurement, helping us develop better products to serve our customers and drive revenue growth in the coming years," Livek concluded.

Fourth Quarter Summary Results
Total revenue in the fourth quarter of 2019 was $95.2 million, down from $109.3 million in the year-ago quarter.
Ratings and Planning revenue was $66.8 million in the fourth quarter of 2019, compared to $74.8 million in the year-ago quarter. The decrease compared to the same period in the prior year was the result of a decline in revenue from syndicated digital products and national TV. This was partially offset by local TV revenue, which increased 35% from the year-ago quarter.
Analytics and Optimization revenue was $17.7 million in the fourth quarter of 2019, compared to $23.9 million in the year-ago quarter. The decrease was related to lower digital custom marketing solution sales and Lift revenue compared to the prior-year period. This decrease was offset, in part, by higher revenue from Activation products.
Movies Reporting and Analytics revenue was $10.7 million in the fourth quarter of 2019, compared to $10.6 million in the year-ago quarter.
Net loss for the fourth quarter of 2019 was $21.4 million, or $(0.31) per share, compared to a net loss of $27.2 million, or $(0.46) per share reported in the year-ago quarter.
For the fourth quarter of 2019, non-GAAP adjusted EBITDA was $5.5 million, compared to $6.3 million in the year-ago quarter. Adjusted EBITDA excludes stock-based compensation expense; impairment charges; settlement of certain litigation; investigation, litigation and audit-related expense; restructuring expense; change in fair value of financing derivatives, warrants liability and equity securities investment; and other items as presented in the accompanying tables.
Full-Year Summary Results
Total revenue for the full year of 2019 was $388.6 million compared to $419.5 million in 2018.
Ratings and Planning revenue was $271.6 million compared to $285.4 million in the prior year, primarily driven by a decrease in revenue from syndicated digital products and national TV products, partially offset by higher local TV and cross-platform revenue.
Analytics and Optimization revenue was $74.7 million compared to $92.4 million in the prior year, primarily driven by lower sales and deliveries of digital custom solutions, survey and Lift products in 2019. The decrease was offset by increased revenue from Activation products, which continued to experience year-over-year growth.
Movies Reporting and Analytics revenue was $42.3 million compared to $41.7 million in the prior year due to growth in new product revenue.
GAAP net loss for the full year 2019 was $339.0 million, or $(5.33) per share, compared to a net loss of $159.3 million or $(2.76) per share in 2018. In 2019, the company took non-cash impairment charges totaling $241.6 million relating to an intangible asset and goodwill.
For the full year 2019, the company generated $6.2 million of non-GAAP adjusted EBITDA compared to $16.4 million in 2018.
Balance Sheet and Liquidity

As of December 31, 2019, cash, cash equivalents and restricted cash totaled $66.8 million, including $20.2 million in restricted cash. Total cash increased from $58.5 million as of September 30, 2019 due to $12.7 million in net proceeds from the issuance of a collateralized term note during the fourth quarter. Total debt principal as of December 31, 2019, including $204.0 million of senior secured convertible notes, was $225.6 million.

2020 Outlook

Based on current trends and expectations, the company believes full-year 2020 revenue will be in the range of $390 million to $410 million, driven by growth in TV and addressable advertising, and a slower decline to stabilization in syndicated digital revenue. The company expects an adjusted EBITDA margin of 7% to 10% of revenue for the full year 2020, based on the impact of 2019 cost reductions and a continued focus on expenses.
The company does not provide GAAP net income (loss) on a forward-looking basis because it is unable to predict with reasonable certainty its future stock-based compensation expense, litigation and restructuring expense, fair value adjustments for financing derivatives and warrants, variable interest expense, and any unusual gains or losses without unreasonable effort. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. For this reason, the company is unable without unreasonable effort to provide a reconciliation of adjusted EBITDA or adjusted EBITDA margin to the most directly comparable GAAP measure, GAAP net income (loss), on a forward-looking basis.
Conference Call Information for Today, Thursday, February 27 at 5:00 p.m. ET
Management will provide commentary on the company's results in a conference call today at 5:00 p.m. ET. To access the call, dial +1 844-229-7593 (domestic) or +1 314-888-4258 (international) and reference conference ID # 3437876. Participants are advised to dial in at least 10 minutes prior to the call to register. Additionally, a live webcast of the conference call will be available on the Investor Relations section of the company's website at ir.comscore.com/events-presentations. Following the conference call, a replay will be available by dialing +1 855-859-2056 (domestic) or +1 404-537-3406 (international) with passcode # 3437876. The replay will also be available via webcast at ir.comscore.com/events-presentations.
About Comscore
Comscore (Nasdaq: SCOR) is a trusted partner for planning, transacting and evaluating media across platforms. With a data footprint that combines digital, linear TV, over-the-top and theatrical viewership intelligence with advanced audience insights, Comscore allows media buyers and sellers to quantify their multiscreen behavior and make business decisions with confidence. A proven leader in measuring digital and TV audiences and advertising at scale, Comscore is the industry's emerging, third-party source for reliable and comprehensive cross-platform measurement.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws, including, without limitation, Comscore's expectations, forecasts, plans and opinions regarding management's turnaround plan, improvement in the company's syndicated digital business, expense management, revenue growth, product development and delivery, the impact of the company's measurement agreement with Comcast, and 2020 revenue and adjusted EBITDA margin. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including, but not limited to, Comscore's ability to achieve its expected strategic, financial and operational plans. For additional discussion of risk factors, please refer to Comscore's respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings that Comscore makes from time to time with the U.S. Securities and Exchange Commission (the "SEC"), which are available on the SEC's website (www.sec.gov).
Investors are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Comscore does not intend or undertake, and expressly disclaims, any duty or obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.
Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, we are disclosing herein non-GAAP net income (loss), adjusted EBITDA, adjusted EBITDA margin and non-GAAP expense, which are non-GAAP financial measures used by our management to understand and evaluate our core operating performance and trends. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, as they permit our investors to view our core business performance using the same metrics that management uses to evaluate our performance. Nevertheless, our use of these non-GAAP financial measures has limitations as an analytical tool, and investors should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Instead, you should consider these measures alongside

GAAP-based financial performance measures, net income (loss), various cash flow metrics, and our other GAAP financial results.
Set forth below are reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures. These reconciliations should be carefully evaluated.
Media
Neil Ripley
Comscore, Inc.
646-746-0579
press@comscore.com
Investors
Christopher Ferris
Comscore, Inc.
212-277-6547
cferris@comscore.com

COMSCORE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	As of	As of
	December 31, 2019	December 31, 2018

Assets
Current assets:
Cash and cash equivalents	$46,590	$44,096
Restricted cash	20,183	6,102
Accounts receivable, net of allowances of $1,919 and $1,597, respectively	71,853	75,609
Prepaid expenses and other current assets	15,357	19,972
Total current assets	153,983	145,779
Property and equipment, net	31,693	27,339
Operating right-of-use assets	36,689	—
Other non-current assets	2,979	8,898
Deferred tax assets	2,374	3,991
Intangible assets, net	79,559	126,945
Goodwill	416,418	641,191
Total assets	$723,695	$954,143
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$44,804	$29,836
Accrued expenses	55,507	58,140
Accrued litigation settlements	3,575	3,500
Contract liability	58,158	64,189
Customer advances	9,886	6,688
Warrant liability	7,725	—
Current operating lease liabilities	6,764	—
Deferred rent	—	1,884
Other current liabilities	3,818	4,699
Total current liabilities	190,237	168,936
Secured term note	12,463	—
Financing derivatives	21,587	26,100
Senior secured convertible notes	184,075	177,342
Non-current operating lease liabilities	42,497	—
Deferred rent	—	10,304
Deferred tax liabilities	287	5,527
Other non-current liabilities	13,575	14,367
Total liabilities	464,721	402,576
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 5,000,000 shares authorized at December 31, 2019 and 2018; no shares issued or outstanding as of December 31, 2019 or 2018	—	—
Common stock, $0.001 par value per share; 150,000,000 shares authorized as of December 31, 2019 and 2018; 76,829,926 shares issued and 70,065,130 shares outstanding as of December 31, 2019, and 66,154,626 shares issued and 59,389,830 shares outstanding as of December 31, 2018	70	59
Additional paid-in capital	1,609,358	1,561,208
Accumulated other comprehensive loss	(12,333)	(10,621)
Accumulated deficit	(1,108,137)	(769,095)
Treasury stock, at cost, and 6,764,796 shares as of December 31, 2019 and 2018	(229,984)	(229,984)
Total stockholders’ equity	258,974	551,567
Total liabilities and stockholders’ equity	$723,695	$954,143

COMSCORE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share data)

	Years Ended December 31,
	2019	2018	2017
Revenues (1)	$388,645	$419,482	$403,549

Cost of revenues (1) (2) (3)	199,622	200,220	193,605
Selling and marketing (1) (2) (3)	89,145	108,395	130,509
Research and development (1) (2) (3)	61,802	76,979	89,023
General and administrative (1) (2) (3)	66,419	84,535	74,651
Investigation and audit related (1)	4,305	38,338	83,398
Amortization of intangible assets	30,076	32,864	34,823
Impairment of goodwill	224,272	—	—
Impairment of intangible asset (1)	17,308	—	—
Settlement of litigation, net	2,900	5,250	82,533
Restructuring (3)	3,263	11,837	10,510
Total expenses from operations	699,112	558,418	699,052
Loss from operations	(310,467)	(138,936)	(295,503)
Interest expense, net (1)	(31,526)	(16,465)	(661)
Other income (expense), net	1,654	(1,464)	15,205
Gain (loss) from foreign currency transactions	336	1,303	(3,151)
Loss before income taxes	(340,003)	(155,562)	(284,110)
Income tax benefit (provision)	1,007	(3,706)	2,717
Net loss	$(338,996)	$(159,268)	$(281,393)
Net loss per common share:
Basic and diluted	$(5.33)	$(2.76)	$(4.90)
Weighted-average number of shares used in per share calculation - Common Stock:
Basic and diluted	63,590,882	57,700,603	57,485,755
Comprehensive loss:
Net loss	$(338,996)	$(159,268)	$(281,393)
Other comprehensive (loss) income:
Foreign currency cumulative translation adjustment	(1,712)	(4,397)	6,168
Other	—	—	28
Total comprehensive loss	$(340,708)	$(163,665)	$(275,197)

(1) Transactions with related parties are included in the line items above.
(2) Excludes amortization of intangible assets, which is presented separately in the Consolidated Statements of Operations and Comprehensive Loss.
(3) Stock-based compensation expense is included in the line items above as follows:
	Years Ended December 31,
	2019	2018 (1)	2017
Cost of revenues	$1,852	$6,349	$1,766
Selling and marketing	3,615	9,452	5,247
Research and development	1,981	6,580	2,270
General and administrative	9,247	14,770	8,031
Restructuring	(137)	468	—
Total stock-based compensation expense	$16,558	$37,619	$17,314

(1) Stock-based compensation expense in 2018 includes $28.5 million for awards granted under our 2018 Equity and Incentive Compensation Plan, which was approved by our stockholders in May 2018. We did not grant any stock-based awards in 2017, as we were not current in our SEC reporting obligations.

COMSCORE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended December 31,
	2019	2018	2017
Operating activities:
Net loss	$(338,996)	$(159,268)	$(281,393)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	12,778	17,259	23,339
Non-cash operating lease expense	5,369	—	—
Amortization expense of finance leases	2,413	—	—
Amortization of intangible assets	30,076	32,864	34,823
Impairment of goodwill	224,272	—	—
Impairment of intangible asset	17,308	—	—
Provision for bad debts	727	966	983
Stock-based compensation	16,558	37,619	17,314
Deferred tax (benefit) provision	(3,727)	2,019	(3,203)
Change in fair value of financing derivatives	(5,100)	14,226	—
Change in fair value of warrant liability	2,411	—	—
Change in fair value of investment in equity securities	2,324	(1,443)	—
Non-cash interest expense on senior secured convertible notes (related party)	17,374	—	—
Accretion of debt discount	6,242	4,812	—
Amortization of deferred financing costs	1,078	955	—
Gain on forgiveness of obligation	—	—	(4,000)
Accrued litigation settlements to be settled in Common Stock	—	—	90,800
Other	(2)	568	192
Changes in operating assets and liabilities:
Accounts receivable	2,738	4,707	14,529
Prepaid expenses and other assets	2,198	(4,456)	4,067
Insurance recoverable on litigation settlements	—	10,000	(37,232)
Accounts payable, accrued expenses, and other liabilities	10,438	(4,955)	85,001
Contract liability and customer advances	(3,477)	(30,013)	(2,638)
Deferred rent	—	1,565	1,013
Current operating lease liability	(7,638)	—	—
Net cash used in operating activities	(4,636)	(72,575)	(56,405)

Investing activities:
Sales of marketable securities	3,776	—	28,436
Purchases of property and equipment	(2,736)	(4,206)	(10,182)
Capitalized internal-use software costs	(11,500)	(9,608)	—
Net cash (used in) provided by investing activities	(10,460)	(13,814)	18,254

Financing activities:
Proceeds from borrowings on senior secured convertible notes (related party)	—	100,000	—
Debt issuance costs	—	(5,146)	—
Proceeds from secured term note	13,000	—	—
Secured term note issuance costs	(350)	—	—
Proceeds from private placement, net of issuance costs paid	19,752	—	—
Financing proceeds received on subscription receivable (related party)	—	9,679	11,012
Proceeds from sale-leaseback financing transaction	4,252	—	—
Proceeds from the exercise of stock options	1,191	2,855	—
Payments for taxes related to net share settlement of equity awards	(1,267)	(5,263)	(1,514)
Principal payments on finance leases	(2,535)	—	—
Principal payments on capital lease and software license arrangements	(2,070)	(9,006)	(17,016)
Net cash provided by (used in) financing activities	31,973	93,119	(7,518)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(302)	(1,657)	2,453
Net increase (decrease) in cash, cash equivalents and restricted cash	16,575	5,073	(43,216)

Cash, cash equivalents and restricted cash at beginning of period	50,198	45,125	88,341
Cash, cash equivalents and restricted cash at end of period	$66,773	$50,198	$45,125

	As of December 31,
	2019	2018	2017
Cash and cash equivalents	$46,590	$44,096	$37,859
Restricted cash	20,183	6,102	7,266
Total cash, cash equivalents and restricted cash	$66,773	$50,198	$45,125

Reconciliation of Non-GAAP Financial Measures
The following table presents a reconciliation of net loss (GAAP) to adjusted EBITDA for each of the periods identified:

	Years Ended December 31,
	2019	2018	2017
(In thousands)	(Unaudited)	(Unaudited)	(Unaudited)
Net loss (GAAP)	$(338,996)	$(159,268)	$(281,393)

Income tax (benefit) provision	(1,007)	3,706	(2,717)
Interest expense, net	31,526	16,465	661
Depreciation	12,778	17,259	23,339
Amortization expense of finance leases	2,413	—	—
Amortization of intangible assets(3)	30,076	32,864	34,823
EBITDA	(263,210)	(88,974)	(225,287)

Adjustments:
Stock-based and expected awards compensation expense(3)	16,695	37,151	34,261
Investigation and audit related	4,305	38,338	83,398
Settlement of certain litigation, net(2)	2,900	5,250	82,533
Restructuring	3,263	11,837	10,510
Impairment of goodwill	224,272	—	—
Impairment of intangible asset	17,308	—	—
Other expense (income), net (1)	682	12,783	(4,125)
Adjusted EBITDA	$6,215	$16,385	$(18,710)
(1) In 2019 and 2018, adjustments to other income (expense), net, reflect non-cash changes in the fair value of financing derivatives, warrants liability and equity securities investment included in other income (expense), net and certain legal expenses defined by our senior secured convertible notes (the "Notes") and classified as general and administrative expenses in the Consolidated Statements of Operations and Comprehensive Loss. Additionally, we recorded transaction costs related to the issuance of warrants, which costs were allocated to the warrants liability and recorded in general and administrative expenses in the Consolidated Statements of Operations and Comprehensive Loss. The remaining transaction costs were recorded in additional paid-in capital in the Consolidated Balance Sheets.
(2) Settlement of certain litigation, net includes settlement amounts incurred for certain legal proceedings defined by the Notes, which amounts are classified as general and administrative expenses in the Consolidated Statements of Operations and Comprehensive Loss.
(3) 2017 includes $16.9 million related to a stock-based retention program that was settled in cash for employees who departed prior to issuance of equity.

The following tables present a reconciliation of net loss (GAAP) to non-GAAP net loss for each of the periods identified:

	Years Ended December 31,
	2019	2018	2017
(In thousands)	(Unaudited)	(Unaudited)	(Unaudited)
Net loss (GAAP)	$(338,996)	$(159,268)	$(281,393)

Adjustments:
Stock-based and expected awards compensation expense(4)	16,695	37,151	34,261
Investigation and audit related	4,305	38,338	83,398
Amortization of intangible assets(3)	30,076	32,864	34,823
Settlement of certain litigation, net(2)	2,900	5,250	82,533
Restructuring	3,263	11,837	10,510
Impairment of goodwill	224,272	—	—
Impairment of intangible asset	17,308	—	—
Other expense (income), net (1)	682	12,783	(4,125)
Non-GAAP net loss	$(39,495)	$(21,045)	$(39,993)
(1) In 2019 and 2018, adjustments to other income (expense), net, reflect non-cash changes in the fair value of financing derivatives, warrants liability and equity securities investment included in other income (expense), net and certain legal expenses defined by the Notes and classified as general and administrative expenses in the Consolidated Statements of Operations and Comprehensive Loss. Additionally, we recorded transaction costs related to the issuance of warrants, which costs were allocated to the warrants liability and recorded in general and administrative expenses in the Consolidated Statements of Operations and Comprehensive Loss. The remaining transaction costs were recorded in additional paid-in capital in the Consolidated Balance Sheets.
(2) Settlement of certain litigation, net includes settlement amounts incurred for certain legal proceedings defined by the Notes, which amounts are classified as general and administrative expenses in the Consolidated Statements of Operations and Comprehensive Loss.
(3) In 2018, amortization of intangible assets was added as an adjustment in our calculation of non-GAAP net loss. Prior year non-GAAP net loss has been recast to include this adjustment, which is intended to better reflect our core operating performance.
(4) 2017 includes $16.9 million related to a stock-based retention program that was settled in cash for employees who departed prior to issuance of equity.
We do not provide GAAP net income (loss) on a forward-looking basis because we are unable to predict with reasonable certainty our future stock-based compensation expense, litigation and restructuring expense, fair value adjustments for financing derivatives and warrants, variable interest expense for outstanding senior secured convertible notes, and any unusual gains or losses without unreasonable effort. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. For this reason, we are unable without unreasonable effort to provide a reconciliation of adjusted EBITDA, adjusted EBITDA margin or non-GAAP net loss to the most directly comparable GAAP measure, GAAP net income (loss), on a forward-looking basis.

Supplemental Non-GAAP Disclosure
The following tables present a reconciliation of certain non-GAAP expense line items (to be discussed on today's conference call) to the most directly comparable GAAP expense line items. GAAP expense line items have been adjusted to exclude the effects of stock-based compensation.

	Years Ended December 31,
(In thousands)	2019 (Unaudited)				2018 (Unaudited)
	As reported (GAAP)	Less: stock-based compensation	As adjusted (non-GAAP)	% of GAAP Revenue	As reported (GAAP)	Less: stock-based compensation	As adjusted (non-GAAP)	% of GAAP Revenue
Revenues	$388,645			100.0%	$419,482			100.0%
Cost of revenues	199,622	$1,852	$197,770	50.9%	200,220	$6,349	$193,871	46.2%
Gross profit	189,023	(1,852)	190,875	49.1%	219,262	(6,349)	225,611	53.8%
Selling and marketing	89,145	3,615	85,530	22.0%	108,395	9,452	98,943	23.6%
Research and development	61,802	1,981	59,821	15.4%	76,979	6,580	70,399	16.8%
General and administrative	66,419	9,247	57,172	14.7%	84,535	14,770	69,765	16.6%
Restructuring	3,263	(137)	3,400	0.9%	11,837	468	11,369	2.7%
We do not provide GAAP cost of revenues, selling and marketing, research and development, general and administrative, and restructuring expense on a forward-looking basis because we are unable to predict with reasonable certainty our future stock-based compensation expense without unreasonable effort. Stock-based compensation expense is uncertain, depends on various factors, and could be material to results computed in accordance with GAAP. For this reason, we are unable without unreasonable effort to provide a reconciliation of non-GAAP operating expense to the most directly comparable GAAP measure on a forward-looking basis.

COMSCORE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended December 31,
	2019	2018
Revenues (1)	$95,163	$109,310

Cost of revenues (1) (2) (3)	46,831	51,994
Selling and marketing (1) (2) (3)	20,555	27,977
Research and development (1) (2) (3)	12,639	18,632
General and administrative (1) (2) (3)	15,878	18,468
Investigation and audit related (1)	129	892
Amortization of intangible assets	6,925	8,158
Restructuring (3)	(1,886)	6,696
Total expenses from operations	101,071	132,817
Loss from operations	(5,908)	(23,507)
Interest expense, net (1)	(8,350)	(4,754)
Other expense, net	(4,967)	(637)
Gain (loss) from foreign currency transactions	(432)	1,484
Loss before income taxes	(19,657)	(27,414)
Income tax (provision) benefit	(1,733)	210
Net loss	$(21,390)	$(27,204)
Net loss per common share:
Basic and diluted	$(0.31)	$(0.46)
Weighted-average number of shares used in per share calculation - Common Stock:
Basic and diluted	69,644,437	59,116,831
Comprehensive loss:
Net loss	$(21,390)	$(27,204)
Other comprehensive income (loss):
Foreign currency cumulative translation adjustment	1,182	(1,608)
Total comprehensive loss	$(20,208)	$(28,812)

(1) Transactions with related parties are included in the line items above.
(2) Excludes amortization of intangible assets, which is presented separately in the Consolidated Statements of Operations and Comprehensive Loss.
(3) Stock-based compensation expense is included in the line items above as follows:
	Three Months Ended December 31,
	2019	2018
Cost of revenues	$(28)	$1,114
Selling and marketing	456	1,225
Research and development	118	1,127
General and administrative	1,879	2,494
Restructuring	—	468
Total stock-based compensation expense	$2,425	$6,428

Reconciliation of Non-GAAP Financial Measures
The following table presents a reconciliation of net loss (GAAP) to adjusted EBITDA for each of the periods identified:

	Three Months Ended December 31,
	2019	2018
(In thousands)	(Unaudited)	(Unaudited)
Net loss (GAAP)	$(21,390)	$(27,204)

Income tax expense (benefit)	1,733	(210)
Interest expense, net	8,350	4,754
Depreciation	3,331	4,285
Finance lease amortization expense	439	—
Amortization of intangible assets	6,925	8,158
EBITDA	(612)	(10,217)

Adjustments:
Stock-based and expected awards compensation expense	2,425	5,960
Investigation and audit related	129	892
Restructuring	(1,886)	6,696
Other expense, net (1)	5,413	2,949
Adjusted EBITDA	$5,469	$6,280
(1) In 2019, adjustments to other income (expense), net, reflect non-cash changes in the fair value of financing derivatives, warrants liability and equity securities investment included in other income (expense), net on our Consolidated Statements of Operations and Comprehensive Loss.
The following tables present a reconciliation of net loss (GAAP) to non-GAAP net loss for each of the periods identified:

	Three Months Ended December 31,
	2019	2018
(In thousands)	(Unaudited)	(Unaudited)
Net loss (GAAP)	$(21,390)	$(27,204)

Adjustments:
Stock-based and expected awards compensation expense	2,425	5,960
Investigation and audit related	129	892
Amortization of intangible assets	6,925	8,158
Restructuring	(1,886)	6,696
Other expense, net (1)	5,413	2,949
Non-GAAP net loss	$(8,384)	$(2,549)
(1) In 2019, adjustments to other income (expense), net, reflect non-cash changes in the fair value of financing derivatives, warrants liability and equity securities investment included in other income (expense), net on our Consolidated Statements of Operations and Comprehensive Loss.

	Three Months Ended
(In thousands)	March 31, 2019 (Unaudited)	June 30, 2019 (Unaudited)	September 30, 2019 (Unaudited)	December 31, 2019 (Unaudited)
Net loss (GAAP)	$(27,514)	$(279,533)	$(10,559)	$(21,390)

Adjustments:
Stock-based and expected awards compensation expense	6,953	4,304	3,013	2,425
Investigation and audit related	842	2,354	980	129
Amortization of intangible assets	8,105	8,076	6,970	6,925
Settlement of certain litigation, net(1)	—	5,000	(2,100)	—
Restructuring	(70)	2,949	2,270	(1,886)
Impairment of goodwill	—	224,272	—	—
Impairment of intangible assets	—	17,308	—	—
Private placement issuance cost	—	1,154	(416)	—
Other (income) expense, net (2)	(2,388)	3,304	(6,385)	5,413
Non-GAAP net loss	$(14,072)	$(10,812)	$(6,227)	$(8,384)
(1) Settlement of certain litigation, net includes settlement amounts incurred for certain legal proceedings defined by the Notes, which amounts are classified as general and administrative expenses in the Consolidated Statements of Operations and Comprehensive Loss.
(2) In 2019, adjustments to other income (expense), net, reflect non-cash changes in the fair value of financing derivatives, warrants liability and equity securities investment included in other income (expense), net on our Consolidated Statements of Operations and Comprehensive Loss.

	Three Months Ended
(In thousands)	March 31, 2018 (Unaudited)	June 30, 2018 (Unaudited)	September 30, 2018 (Unaudited)	December 31, 2018 (Unaudited)
Net loss (GAAP)	$(51,450)	$(55,977)	$(24,637)	$(27,204)

Adjustments:
Stock-based and expected awards compensation expense	1,881	22,999	6,311	5,960
Investigation and audit related	31,867	4,883	696	892
Amortization of intangible assets	8,544	8,266	7,896	8,158
Settlement of certain litigation, net(1)	—	5,250	—	—
Restructuring	1,257	3,833	51	6,696
Other expense, net (2)	2,629	1,506	5,699	2,949
Non-GAAP net loss	$(5,272)	$(9,240)	$(3,984)	$(2,549)
(1) Settlement of certain litigation, net includes settlement amounts incurred for certain legal proceedings defined by the Notes, which amounts are classified as general and administrative expenses in the Consolidated Statements of Operations and Comprehensive Loss.
(2) In 2019, adjustments to other income (expense), net, reflect non-cash changes in the fair value of financing derivatives, warrants liability and equity securities investment included in other income (expense), net on our Consolidated Statements of Operations and Comprehensive Loss.

Supplemental Non-GAAP Disclosure
The following tables present a reconciliation of certain non-GAAP expense line items (to be discussed on today's conference call) to the most directly comparable GAAP expense line items. GAAP expense line items have been adjusted to exclude the effects of stock-based compensation.

	Three Months Ended December 31,
(In thousands)	2019 (Unaudited)				2018 (Unaudited)
	As reported (GAAP)	Less: stock-based compensation	As adjusted (non-GAAP)	% of GAAP Revenue	As reported (GAAP)	Less: stock-based compensation	As adjusted (non-GAAP)	% of GAAP Revenue
Revenues	$95,163			100.0%	$109,310			100.0%
Cost of revenues	46,831	$(28)	$46,859	49.2%	51,994	$1,114	$50,880	46.5%
Gross profit	48,332	28	48,304	50.8%	57,316	(1,114)	58,430	53.5%
Selling and marketing	20,555	456	20,099	21.1%	27,977	1,225	26,752	24.5%
Research and development	12,639	118	12,521	13.2%	18,632	1,127	17,505	16.0%
General and administrative	15,878	1,879	13,999	14.7%	18,468	2,494	15,974	14.6%
Restructuring	(1,886)	—	(1,886)	(2.0)%	6,696	468	6,228	5.7%

Revenues
Revenues from our three offerings of products and services are as follows:

	Three Months Ended December 31,
(In thousands)	2019 (Unaudited)	% of Revenue	2018 (Unaudited)	% of Revenue	$ Variance	% Variance
Ratings and Planning	$66,790	70.2%	$74,786	68.4%	$(7,996)	(10.7)%
Analytics and Optimization	17,722	18.6%	23,901	21.9%	(6,179)	(25.9)%
Movies Reporting and Analytics	10,651	11.2%	10,623	9.7%	28	0.3%
Total revenues	$95,163	100.0%	$109,310	100.0%	$(14,147)	(12.9)%

	Year Ended December 31,
(In thousands)	2019	% of Revenue	2018	% of Revenue	$ Variance	% Variance
Ratings and Planning	$271,623	69.9%	$285,355	68.0%	$(13,732)	(4.8)%
Analytics and Optimization	74,725	19.2%	92,380	22.0%	(17,655)	(19.1)%
Movies Reporting and Analytics	42,297	10.9%	41,747	10.0%	550	1.3%
Total revenues	$388,645	100.0%	$419,482	100.0%	$(30,837)	(7.4)%